EXHIBIT 10.4

OCCIDENTAL PETROLEUM CORPORATION

2005 LONG-TERM INCENTIVE PLAN

STOCK APPRECIATION RIGHTS (SARs)

TERMS AND CONDITIONS

Date of Grant:	July 19, 2006

Number of SARs:	See “Shares Granted/Awarded” (Grant Acknowledgement screen)

Grant Price:	$100.89

Expiration Date:	July 19, 2016

Vesting Schedule:	1st Anniversary	33-1/3 Percent of Number of SARs
	2nd Anniversary	33-1/3 Percent of Number of SARs
	3rd Anniversary	33-1/3 Percent of Number of SARs

The following Terms and Conditions (these “Terms and Conditions”) are set forth as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation ("Occidental"), and with its subsidiaries (the "Company"), and the Eligible Employee receiving this grant (the “Grantee”).

1.          STOCK APPRECIATION RIGHTS. For the purposes of these Terms and Conditions, Stock Appreciation Rights (“SARs”) are the right to receive in shares of Occidental Common Stock the excess, if any, of the fair market value at the date and time of exercise of the number of shares of Occidental Common Stock equal to the number of SARs being exercised over the Fair Market Value of such number of shares of Occidental Common Stock on the Date of Grant (the “Grant Price”).

2.          GRANT OF SARS. As of the Date of Grant, Occidental grants to the Grantee the Number of SARs indicated on the Grant acknowledgement Screen at the Grant Price. All SARs may be exercised in accordance with these Terms and Conditions and the Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, as amended from time to time (the “Plan”). This Grant shall not be an option to purchase Occidental Common Stock and shall confer no stockholder rights upon the Grantee.

3.          TERM OF SARS. The term of these SARs begins on the Date of Grant and expires on the tenth anniversary of the Date of Grant (the “Expiration Date”) unless they are terminated earlier as provided in Section 7.

4.          RIGHT TO EXERCISE. Unless these SARs have expired, terminated, or accelerated, on each anniversary of the Date of Grant, the amount of SARs indicated above in the Vesting Schedule for such anniversary will become exercisable on a cumulative basis until all of the SARs are fully exercisable. The projected Vesting Schedule with the number of SARs vesting on each anniversary is shown on the Grant Detail screen (from Grant Summary page, click “View Detail & History”). SARs may be exercised, in whole or in part, only for the amount of SARs that are vested on the date of exercise. The last date to exercise these SARs is the New York Stock Exchange trading day prior to the earlier of the date these SARs terminate and the Expiration Date.

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5.          SARS NONTRANSFERABLE. These Terms and Conditions, the SARs and the right to receive Common Shares upon exercise of the SARs may not be transferred nor assigned by the Grantee other than to a beneficiary designated on a form approved by the Company or will, or if the Grantee dies without designating a beneficiary and without a valid will, by the laws of descent and distribution. During the Grantee’s lifetime, only the Grantee, or in the event of his or her legal incapacity, a properly appointed guardian or legal representative may exercise these SARs.

6.          NOTICE OF EXERCISE.

(a)       To exercise these SARs, the Grantee must give oral or written notice to Occidental or any agent designated by Occidental to administer grants made under the Plan. If Occidental has designated an agent, notice must be given to the agent to be effective and, except for limit orders (if permitted), must be received on a New York Stock Exchange trading day during the trading day (9:30 AM - 4 PM Eastern Time). The notice of exercise must state the amount of SARs the Grantee wishes to exercise. The date the notice is received is the exercise date unless limit orders are permitted by the Administrator or any agent designated by Occidental and the notice contains a limit order in accordance with the procedures established by the Administrator or the agent, in which case the exercise date is the trading date on the New York Stoc k Exchange during the limit order period on which the price of the Common Stock traded on the New York Stock Exchange reaches the price specified in the notice. The fair market value used to determine the proceeds will be the value indicated as such by the Administrator or the agent on the exercise date. If requested, any oral notice of exercise shall be confirmed in writing the same day before the close of trading on the New York Stock Exchange.

(b)       CALCULATION OF SHARES ISSUABLE UPON EXERCISE. At exercise, Grantee will be issued the number of whole shares of Common Stock obtained by dividing (X) the product of (i) the number of SARS exercised times (ii) the difference between the Grant Price and the Exercise Value by (Y) the Exercise Value. If the calculation results in a fractional share, the Grantee will receive cash for the fractional share (but not for any whole shares) equal to the product of the fraction times the Exercise Value. For the purpose of the foregoing calculations, the Exercise Value equals the fair market value of one share of Occidental Common Stock at the date and time of exercise (unless otherwise required by the administrator).

(c)       FEES, TAXES. The Grantee will be obligated to pay transaction fees imposed by Occidental’s agent, if one is designated, and any applicable taxes on the Grantee’s profits.

7.          TERMINATION OF RIGHT TO EXERCISE. The right to exercise these SARs terminates automatically and without further notice on the date the Grantee ceases to be an employee of the Company for any reason whatsoever, except as follows:

(a)        If the Grantee dies, the SARs will vest immediately as of the date of the Grantee’s death for the full Number of SARs. All SARs may be exercised up to the Expiration Date by a transferee acceptable under Section 5.

(b)        If the Grantee becomes permanently and totally disabled, the SARs will continue to vest in accordance with the Vesting Schedule, and they may be exercised up to the Expiration Date. For purposes of these Terms and Conditions, to be “permanently and totally disabled” means to be unable to engage in any substantial gainful activity by reason of an impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of at least twelve (12) months.

(c)        If the Grantee retires, the SARs will continue to vest in accordance with the Vesting Schedule, and they may be exercised up to the Expiration Date. For purposes of these Terms and Conditions, “retire” means to retire with the consent of the Company.

(d)        If the Grantee terminates employment with the Company for any reason other than death, permanent and total disability, retirement or cause (whether or not in breach of local labor laws), the SARs will cease to vest as of the close of business on the last day of the Grantee’s active employment. Any vested SARs may be exercised up to the sooner of (i) three (3) months following the last day of the Grantee’s active employment and (ii) the Expiration Date. Only the amount of SARs exercisable as of the Grantee’s last day of employment pursuant to the Vesting Schedule may be exercised. For the purposes of these Terms and Conditions, “cause” means the Grantee’s (W) failure to satisfactorily perform the duties of his or her job or negligence in carrying out the Company’s legal obligations, (X) refusal to carry out any lawful order of the Company, (Y) breach of any legal duty to the Company, or (Z) conduct constituting moral turpitude or conviction of a crime which may diminish the Grantee’s ability to effectively act on the Company’s behalf or with or on behalf of others.

For the purposes of these Terms and Conditions, the continuous employment of the Grantee with the Company will not be interrupted, and the Grantee will not be deemed to cease to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its affiliates or an approved leave of absence.

8.          ACCELERATION OF SARS. If a Change in Control Event as defined in the Plan occurs, all SARs shall become immediately exercisable unless, prior to the occurrence of the Change in Control Event, the Administrator, as provided in Section 7.1 of the Plan, determines that such Event will not accelerate these SARs or that acceleration will occur for only part of the SARs granted or at a different time. Any such determination by the Administrator is binding on the Grantee.

9.          NO EMPLOYMENT CONTRACT. Nothing in these Terms and Conditions confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee.

10.        TAXES AND WITHHOLDING. The Grantee is responsible for any federal, state, local or foreign tax, including income tax, social insurance, payroll tax, payment on account or other tax-related withholding with respect to the grant of SARs (including the grant, vesting and exercise of SARS and the receipt of Common Shares and sale of Common Shares). The Company does not guarantee any particular tax treatment or results in connection with the grant, vesting or exercise of SARs. If the Company must withhold any tax in connection with the exercise of these SARs, the Grantee shall satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are issued to the Grantee pursuant to this Agreement. Any Common Shares so surrendered by the Grantee shall be credited against the Grantee’s withholding obligation at their Fair Market Value on the exercise date.

11.        COMPLIANCE WITH LAW. The Company will make reasonable efforts to comply with all applicable federal, state and foreign securities laws; however, these SARs are not exercisable if their exercise would result in a violation of any such law by the Company.

12.        RELATION TO OTHER BENEFITS. The benefits received by the Grantee under these Terms and Conditions will not be taken into account or treated as normal salary or compensation in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement, bonus, long service or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company, or as part of the calculation of any severance, resignation, termination, redundancy or end of service payments. The grant of these SARs does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs, even if the Grantee has a history of receiving SARs or other stock awards.

13.        ADJUSTMENTS. The Grant Price, the number of SARs and the number of Shares of Common Stock or type of security covered by this Grant may be adjusted as the Administrator determines pursuant to Section 7.2 of the Plan in order to prevent dilution or expansion of the Grantee’s rights under these Terms and Conditions as a result of events such as stock dividends, stock splits, or other change in the capital structure of Occidental, or any merger, consolidation, spin-off, liquidation or other corporate transaction or event having a similar effect. If any such adjustment occurs, the Company will give the Grantee written notice of the adjustment containing an explanation of the nature of the adjustment.

14.        AMENDMENTS. The Plan may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan. Any amendment to the Plan will be deemed to be an amendment to these Terms and Conditions to the extent it is applicable to these Terms and Conditions; however, except to the extent necessary to comply with applicable law, no amendment will adversely affect the rights of the Grantee under these Terms and Conditions without the Grantee’s consent.

15.        SEVERABILITY. If one or more of the provisions of these Terms and Conditions is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of these Terms and Conditions, and the remaining provisions of these Terms and Conditions will continue to be valid and fully enforceable.

16.        RELATION TO PLAN; INTERPRETATION. These Terms and Conditions are subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between these Terms and Conditions and the Plan, the provisions of the Plan control. Capitalized terms used in these Terms and Conditions without definitions have the meanings assigned to them in the Plan. References to Sections are to Sections of these Terms and Conditions unless otherwise noted.

17.        ADMINISTRATIVE PROCEDURES. The Administrator, directly or through its agent, reserves the right to adopt procedures with respect to the exercise of these SARs. In the event of any inconsistent provisions between such procedures, these Terms and Conditions and the Plan, the provisions of the Plan control.

18.        SUCCESSORS AND ASSIGNS. Subject to Section 5, the provisions of these Terms and Conditions shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

19.        GOVERNING LAW. The laws of the State of Delaware govern the interpretation, performance, and enforcement of these Terms and Conditions.

20.        NOTICES. Except as the Company may otherwise direct for exercise notices, any notice to the Company provided for in these Terms and Conditions will be given to its Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, and any notice to the Grantee will be addressed to the Grantee at his or her address currently on file with the Company. Except as provided in Section 6 for exercise notices, any written notice will be deemed to be duly given when received if delivered personally or sent by telecopy, e-mail, or the United States mail, first class registered mail, postage and fees prepaid, and addressed as provided in this paragraph. Any party may change the address to which notices are to be given by written notice to the other party as specified in the preceding sentence.

21.        PRIVACY RIGHTS. By accepting this award, the Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in these Terms and Conditions by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Company holds or may receive from any agent designated by the Company certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Occidental, details of this SARs award or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws (“Data”). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country or elsewhere, and may have different data privacy laws and protections than the Grantee’s country. By accepting these Terms and Conditions, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Administrator in writing. Refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan.

22.        ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to this SARs award granted under the Plan or future grants that may be granted under the Plan (if any) by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

23.        GRANTEE’S REPRESENTATIONS AND RELEASES. By accepting the grant, the Grantee acknowledges that the Grantee has read these Terms and Conditions and understands that (i)

the grant of these SARs is made voluntarily by Occidental in its discretion with no liability on the part of any of its direct or indirect subsidiaries, and that, if the Grantee is not an employee of Occidental, the Grantee is not, and will not be considered, an employee of Occidental but the Grantee is a third party (employee of a subsidiary) to whom these SARs are granted; (ii) the Grantee’s participation in the Plan is voluntary; (iii) the future value of the SARs cannot be predicted and Occidental does not assume liability in the event the SARs have no value in the future; and, (iv) subject to the terms of any tax equalization agreement between the Grantee and the entity employing the Grantee, the Grantee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction.

In consideration of the grant of these SARs, no claim or entitlement to compensation or damages shall arise from termination of these SARs or diminution in value of these SARs resulting from termination of the Grantee’s employment by the Company or the Grantee’s employer (for any reason whatsoever and whether or not in breach of local labor laws). The Grantee irrevocably releases the Company and, if not Occidental, the Grantee’s employer, from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting these Terms and Conditions, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.